                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                   VECTOR INTERSECT SECURITY ACQUISITION CORP.

                            (A DELAWARE CORPORATION)

                                      INDEX

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                                                                     EXHIBIT 3.2

                   VECTOR INTERSECT SECURITY ACQUISITION CORP.
                                     BYLAWS

                                  ARTICLE ONE.
                                     OFFICES

          1. Registered Office. The registered office of VECTOR INTERSECT
SECURITY ACQUISITION CORP., a Delaware corporation (the "Corporation"), shall be located in the City of Wilmington, State of Delaware.

          2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of
Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE TWO.
                            MEETINGS OF STOCKHOLDERS

          1. Place. All annual meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by the
Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of Delaware, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          2. Time of Annual Meeting. Annual meetings of stockholders shall be held on such date and at such time fixed, from time to time, by the Board of
Directors, provided, that there shall be an annual meeting held every calendar year at which the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

          3. Call of Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board, a majority of the directors or by the
Secretary on the written request of the holders of not less than a majority of all shares entitled to vote at the meeting.

          4. Conduct of Meetings. The Chairman of the Board (or in his absence, the President or such other designee of the Chairman of the Board) shall preside at the annual and special meetings of stockholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law or in these Bylaws.

          5. Notice and Waiver of Notice. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If the notice is mailed, such notice shall be deemed to be delivered when deposited in the United
States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting or if the adjournment is for more than 30 days. Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

          6. Business of Special Meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

          7. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders except as otherwise provided in the Corporation's certificate of incorporation (the "Certificate of Incorporation"). If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called. The stockholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some stockholders prior to adjournment, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting.

          8. Required Vote. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the Corporation's stockholders, unless the vote of a greater number is required by law, the Certificate of Incorporation, or these Bylaws.

          9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Certificate of Incorporation or the General
Corporation Law of Delaware.

          10. Proxies. A stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

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          11. Stockholder List. The officer or agent having charge of the
Corporation's stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be subject to inspection by any stockholder at any time during the usual business hours at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer book or to vote at any such meeting of stockholders.

          12. Action Without Meeting. Any action required by the statutes to be taken at a meeting of stockholders, or any action that may be taken at a meeting of the stockholders, may be taken without a meeting or notice if a consent, or consents, in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation, having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the
Corporation's registered office shall be by hand or certified mail, return receipt requested. Such consent shall have the same force and effect as a vote of stockholders taken at such a meeting.

          13. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty
(60) days, and, in case of a meeting of stockholders, not less than ten (10)
days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.
When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting.

          14. Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of
Directors in advance of the

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meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

                                 ARTICLE THREE.
                                    DIRECTORS

          1. Number, Election and Term. The number of directors of the
Corporation shall be fixed from time to time, within the limits specified by the
Certificate of Incorporation, by resolution of the Board of Directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified. Directors need not be residents of the State of Delaware, stockholders of the Corporation or citizens of the United States. Unless provided otherwise by law, any director may be removed at any time, with or without cause, at a special meeting of the stockholders called for that purpose.

          2. Vacancies. A director may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the stockholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by stockholders if the vacancy is caused by an increase in the number of directors.

          3. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the
Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

          4. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.

          5. Annual Meeting. The first meeting of each newly elected Board of
Directors shall be held, without call or notice, immediately following each annual meeting of stockholders.

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          6. Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

          7. Special Meetings and Notice. Special meetings of the Board of
Directors may be called by the President and shall be called by the Secretary on the written request of any two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24)
hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the
Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the
Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telegram, and shall be deemed delivered when the same shall be deposited at a telegraph office for transmission and all appropriate fees therefor have been paid. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
Attendance of a director at a meeting shall constitute a waiver of notice of such meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          8. Quorum and Required Vote. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by the
Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

          9. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

          10. Telephone Meetings. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meetings shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

          11. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the

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business and affairs of the Corporation except where the action of the full
Board of Directors is required by statute. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

          12. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          13. Chairman of the Board. The Board of Directors may, in its
discretion, choose a chairman of the board who shall preside at meetings of the stockholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of
Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the
Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of
Directors.

                                  ARTICLE FOUR.
                                    OFFICERS

          1. Positions. The officers of the Corporation shall consist of a Chief
Executive Officer, President, one or more Vice Presidents, a Secretary and a
Treasurer, and, if elected by the Board of Directors by resolution, a Chairman of the Board. Any two or more offices may be held by the same person.

          2. Election of Specified Officers by Board. The Board of Directors at
its first meeting after each annual meeting of stockholders shall elect a
President (Chief Executive Officer), one or more Vice Presidents (including
Executive Vice Presidents), a Secretary and a Treasurer.

          3. Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the President of the Corporation. The Board of Directors shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.

          4. Salaries. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or

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appointed officers of the Corporation shall be fixed from time to time by the
Chief Executive Officer of the Corporation or pursuant to his direction.

          5. Term. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Any officers or agents appointed by the President of the Corporation pursuant to
Section 3 of this Article Four may also be removed from such officer positions by the Chief Executive Officer, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors.

          6. President. The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the
Corporation and shall see that all orders and resolutions of the Board of
Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a chairman of the board, the President shall preside at meetings of the stockholders and the
Board of Directors.

          7. Vice Presidents. The Vice Presidents in the order of their seniority (including Executive Vice Presidents), unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may from time to time delegate.

          8. Secretary. The Secretary shall attend all meetings of the Board of
Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or
President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

          9. Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of
Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the
Board of Directors so requires an account of all his transactions as treasurer and of the financial condition of the Corporation.

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                                  ARTICLE FIVE.
                             CERTIFICATES FOR SHARES

          1. Issue of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the
Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates (and upon request every holder of uncertificated shares) shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board of Directors, or the President or
Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary
or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.

          2. Legends for Preferences and Restrictions on Transfer. If the
Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     A written restriction on the transfer or registration of transfer of a security of the Corporation, if permitted by law and noted conspicuously on the certificate representing the security may be enforced against the holder of the restricted security or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted
conspicuously on the certificate representing the security, a restriction, even though permitted by law, is ineffective except against a person with actual knowledge of the restriction. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

          "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
     1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE,
     SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES
     ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN
     OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE
     CORPORATION) THAT REGISTRATION IS NOT REQUIRED."

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          3. Facsimile Signatures. Any and all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of the issue.

          4. Lost Certificates. The Corporation may issue a new certificate of stock in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the
Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          5. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of
Delaware.

                                  ARTICLE SIX.
                               GENERAL PROVISIONS

          1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the
Certificate of Incorporation.

          2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

          3. Checks. All checks or demands for money and notes of the
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          4. Fiscal Year. The fiscal year of the Corporation shall end on
December 31 of each year, unless otherwise fixed by resolution of the Board of
Directors.

          5. Seal. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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                                 ARTICLE SEVEN.
                              AMENDMENTS OF BYLAWS

     These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

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